Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports
Fourth Quarter and 2018 Fiscal Year End Results

CARY, NC, December 19, 2018 - NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for the fourth fiscal quarter and fiscal year ended October 28, 2018.
Fourth Quarter Fiscal 2018 Financial and Operational Highlights:

•	Sales rose 17.4% to $573.6 million for the quarter, compared to $488.7 million in the prior year’s fourth quarter

•	Gross profit was $133.3 million or 23.2% of sales for the quarter, compared to $116.3 million or 23.8% of sales, in the prior year’s fourth quarter

•
Net income was $27.6 million for the quarter, compared to $17.5 million in the prior year’s fourth quarter. Adjusted Net Income was $36.4 million this quarter, compared to $22.3 million in the prior year’s fourth quarter

•
Net income per diluted common share for the quarter was $0.41, compared to $0.25 in the prior year’s fourth quarter. Adjusted Net Income was $0.55 per diluted common share, compared to $0.32 in the prior year’s fourth quarter

•	Adjusted EBITDA increased 22.0% to $65.8 million, or 11.5% of sales, for the quarter, compared to Adjusted EBITDA of $53.9 million, or 11.0% of sales, in the prior year’s fourth quarter.

•	Total consolidated backlog increased to $557.0 million as of October 28, 2018, up 2.1% year-over-year
Commenting on the quarter, Donald R. Riley, Chief Executive Officer of the NCI Business Unit, said, “We are pleased with our fourth quarter performance that demonstrated our successful focus on commercial discipline and operational excellence across all of our segments. We remain committed to our key initiatives in advanced manufacturing, continuous improvement and product adjacency, which remain on track and, once implemented, are expected to drive further benefits to the organization in 2019 and beyond.”
“During the quarter, NCI continued to demonstrate improved operating performance serving as a testament to the hard work that Don and the NCI employees have done to deliver on their key initiatives,” said the Company’s Chairman and Chief Executive Officer James S. Metcalf. “Following the merger of Ply Gem into NCI, we are excited about the expansive set of building solutions we are able to offer our residential, commercial and repair & remodel customers and the broader opportunities ahead of the new organization. As we enter 2019, we are focused on the execution of the combined Company’s strategy which includes cost initiatives and de-levering the capital structure, while investing in growth initiatives.”
Fourth Quarter Fiscal 2018 Results
Sales in the fourth quarter of fiscal 2018 increased to $573.6 million, up 17.4%, from $488.7 million in last year's fourth fiscal quarter, primarily due to continued commercial discipline in the pass-through of higher material costs across all the segments, combined with volume growth in both the Engineered Building Systems and Insulated Metal Panels (“IMP”) segments.
Gross profit increased 14.6% to $133.3 million in the quarter, compared to $116.3 million in the fourth quarter of fiscal 2017. Gross profit margins were 23.2% for the fourth quarter of fiscal 2018, compared to 23.8% in the fourth quarter of fiscal 2017. Gross margins in the fourth quarter were lower than the fourth quarter of the prior fiscal year primarily as a result of lower manufacturing utilization due to weather, predominately in the Metal Components segment and product mix in the IMP segment.
Engineering, selling, general and administrative (“ESG&A”) expenses were $78.9 million for the fourth quarter, compared to $72.7 million in the prior year’s fourth fiscal quarter. The year-over-year increase in ESG&A expenses is primarily in support of increased sales volumes and wage inflation during the period. As a percentage of sales, ESG&A expenses were down 110 basis point to 13.8% in the fiscal 2018 fourth quarter, compared to 14.9% in the prior year’s fourth fiscal quarter as a result of the Company’s ongoing cost reduction initiatives.

Operating income for the quarter was $39.6 million, compared to $33.3 million in the fourth quarter of fiscal 2017. Adjusted Operating Income, a non-GAAP financial measure which excludes certain special items, increased 26.0% to $52.0 million in the fourth quarter of fiscal 2018, compared to $41.3 million in the same period of fiscal 2017.
Net income applicable to common shares in the fourth quarter was $27.4 million, or $0.41 per diluted common share, compared to net income of $17.4 million, or $0.25 per diluted common share in the prior fiscal year’s fourth quarter. Net income was impacted by the following special items: an $11.7 million charge related to strategic development and acquisition related costs and $0.8 million of restructuring and impairment charges, partially offset by $3.4 million associated tax effect of these items. Excluding the impact of these special items, Adjusted Net Income, a non-GAAP measure, was $36.4 million, or $0.55 per diluted common share in the fourth quarter of fiscal 2018, compared to $22.3 million, or $0.32 per diluted common share, in the prior fiscal year’s fourth quarter.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's credit agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $65.8 million this quarter, compared to $53.9 million in the prior fiscal year’s fourth quarter. Please see the reconciliation of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA in the accompanying financial tables.
Cash and cash equivalents at the end of the fourth quarter of fiscal 2018 were $54.3 million, compared to $65.7 million at the end of the fourth quarter of fiscal 2017. Cash and cash equivalents increased sequentially by $11.0 million from $43.3 million at the end of the third quarter of fiscal 2018 due to seasonal working capital management and profitability. NCI’s net debt leverage ratio (net debt/Adjusted EBITDA) at the end of the fourth quarter of fiscal 2018 was 1.8x. As of October 28, 2018, the Company’s $150.0 million asset-based lending (ABL) facility remained undrawn. See “Recent Developments” for a discussion of the Company’s debt facilities following the Merger (as defined below).
Fourth Quarter Fiscal 2018 Segment Performance
Sales in the Engineered Building Systems segment were $244.0 million in the fourth quarter of fiscal 2018, compared to $188.2 million in the prior year period, increasing primarily as a result of commercial discipline passing through higher input costs and increased tonnage volumes. Operating income increased 90.6% to $24.9 million this quarter, compared to $13.0 million in the prior fiscal year’s fourth quarter. Adjusted Operating Income, a non-GAAP measure, increased 83.8% to $25.3 million this quarter, compared to $13.7 million in the fourth quarter of fiscal 2017. Operating margins increased as a result of reduced ESG&A costs.
The Metal Components segment generated $187.6 million in sales during the quarter, an increase of 3.5% from $181.3 million in the prior fiscal year’s fourth quarter, led by the disciplined pass-through of increasing input costs. Operating income was $19.7 million in the fourth quarter of fiscal 2018, compared to $23.1 million in the same period last year. Adjusted Operating Income was $19.7 million in the quarter, compared to $23.2 million in the prior fiscal year’s fourth quarter. The Metal Components segment’s operating margins decreased as a result of lower operating leverage on external volumes due to the extreme wet weather in the significant areas of the Southeast and Texas.
The IMP segment generated $146.5 million in sales during the quarter, an increase of 18.6% from $123.5 million in the prior fiscal year’s fourth quarter, as a result of higher external volumes and commercial discipline, offset by the impact of the segment’s product mix. Operating income was $21.0 million for the quarter, compared to $14.9 million in the fourth quarter of fiscal 2017. Adjusted Operating Income was $21.4 million during the fourth quarter of fiscal 2018, compared to $15.7 million in the same period last fiscal year. The IMP segment’s operating margins increased from the prior year primarily as a result of better leverage on higher volumes.
Sales in the Metal Coil Coating segment were $117.3 million during the fourth quarter of fiscal 2018, an increase of 19.0% from $98.6 million in the prior year’s fourth quarter, as a result of the pass-through of rising material costs and higher internal revenues. Operating income was $7.0 million in the fourth fiscal quarter of 2018, compared to $1.4 million in the same period last year. Adjusted Operating Income was $7.0 million in the fourth quarter of fiscal 2018, compared to $7.4 million in the prior fiscal year’s fourth quarter. Adjusted operating margins in the Metal Coil Coating segment decreased as a result of lower external volumes and product mix.
Recent Developments
As previously announced, at a Special Meeting of shareholders of NCI held on November 15, 2018, NCI’s shareholders approved, in relevant part, (i) the Agreement and Plan of Merger (the “Merger Agreement”) among NCI, Ply Gem Parent, LLC, a Delaware limited liability company (“Ply Gem”), and for certain limited purposes set forth in the Merger Agreement, Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“CD&R”), pursuant to which, at the closing of the merger, Ply Gem, a leading manufacturer of exterior building products for residential construction, was merged with and into the Company, with the Company continuing its existence as a corporation organized under the laws of the State of Delaware (the “Merger”) and (ii) the issuance in the Merger of 58,709,067 shares of NCI common stock, par value $0.01 per share (the “NCI Common Stock”) in the aggregate, on a pro rata basis, to the holders of all of the equity interests in Ply Gem. The Merger was consummated on November 16, 2018.

NCI shareholders retained 53% ownership of the issued and outstanding NCI Common Stock, with Ply Gem shareholders now owning 47%. Investment funds associated with CD&R now own approximately 49% of the issued and outstanding NCI Common Stock.
On November 16, 2018, in connection with the consummation of the Merger, the Company assumed (i) the obligations of the company formerly known as Ply Gem Midco, Inc. (“Ply Gem Midco”), a subsidiary of Ply Gem immediately prior to the consummation of the Merger, as borrower under its Cash Flow Credit Agreement, (ii) the obligations of Ply Gem Midco as parent borrower under its ABL Credit Agreement and (iii) the obligations of Ply Gem Midco as issuer under its Indenture governing the 8.00% Senior Notes due 2026.
On November 16, 2018, in connection with the incurrence by Ply Gem Midco of incremental term loans and the obtaining by Ply Gem Midco of incremental ABL commitments, following consummation of the Merger, the Company (a) terminated all outstanding commitments and repaid all outstanding amounts under the Term Loan Credit Agreement, dated as of February 8, 2018 (the “Pre-Merger Term Loan Credit Agreement”), by and among the Company, as borrower, the several banks and other financial institutions from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and (b) terminated all outstanding commitments and repaid all outstanding amounts under the ABL Credit Agreement, dated as of February 8, 2018 (the “Pre-Merger ABL Credit Agreement”), by and among NCI Group, Inc. and Robertson-Ceco II Corporation, as borrowers, the Company, as a guarantor, the other borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent. Outstanding letters of credit under the Prior NCI ABL Credit Agreement were cash collateralized.
Financial Reporting
On November 16, 2018, NCI’s board of directors approved a change to the Company’s fiscal year from a 52/53 week year with the Company’s fiscal year end on the Sunday closest to October 31 to a fiscal year of the 12 month period of January 1 to December 31 of each calendar year, to commence with the fiscal year ending December 31, 2019. Consolidated results for the transition period from October 29, 2018 through December 31, 2018, which will include the results of Ply Gem beginning November 16, 2018, will be reported in February 2019.
Ply Gem Third Quarter 2018 Financial Results
On December 19, 2018, the Company filed an amendment to its current report on Form 8-K, which included, in relevant part, the unaudited financial statements for Ply Gem Midco and its subsidiaries for the quarterly period ended September 29, 2018. On a consolidated basis, Ply Gem’s net sales increased $119.7 million or 21.2% during the three months ended September 29, 2018 compared to the three months ended September 30, 2017. The increase in net sales was largely due to the merger of Atrium Corporation (“Atrium”) with Ply Gem Holdings Inc. on April 2, 2018 (the “Ply-Gem-Atrium Merger”), which increased net sales by $105.0 million for the third quarter of 2018. Ply Gem’s gross profit increased $36.1 million or 27.3% during the three months ended September 29, 2018 relative to the three months ended September 30, 2017. The increase in gross profit was also largely due to the Ply-Gem-Atrium Merger, which increased gross profit by $30.5 million for the third quarter of 2018.
Adjusted EBITDA for the three months ended September 29, 2018 was $101.1 million, an increase of $20.3 million from the three months ended September 30, 2017. The increase in Adjusted EBITDA was largely driven by the inclusion of Atrium in the 2018 period. Please see the reconciliation of Ply Gem’s Adjusted EBITDA at the end of this news release.
Conference Call Information
The NCI Building Systems, Inc. fourth quarter fiscal 2018 conference call is scheduled for Wednesday, December 19, 2018, at 10:00 a.m. ET (9:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13685508# when prompted. The taped replay will be available two hours after the call through January 2, 2019. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the NCI website for approximately 90 days.
About NCI Building Systems and Ply Gem Holdings, Inc.
The combination of NCI and Ply Gem, headquartered in Cary, NC, establishes a leading exterior building products manufacturer with a broad range of products to residential and commercial customers for both new construction and repair & remodel. With a portfolio of key products which includes windows, doors, siding, metal wall and roof systems, engineered commercial buildings, insulated metal panels, stone and other adjacent products, the Company has more than 20,000 employees across 80 manufacturing, distribution and office locations throughout North America. For more information, visit www.ncibuildingsystems.com or www.plygem.com.

Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and performance expectations. Among the factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties relating to industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets; changes in laws or regulations; the effects of certain external domestic or international factors that we may not be able to control, including war, civil conflict, terrorism, natural disasters and public health issues; our ability to obtain financing on acceptable terms; recognition of goodwill or asset impairment charges; commodity price volatility and/or limited availability of raw materials, including steel; retention and replacement of key personnel; enforcement and obsolescence of our intellectual property rights; costs and liabilities related to compliance with environmental laws and environmental clean-ups; competitive activity and pricing pressure in our industry; volatility of the Company’s stock price; our ability to make strategic acquisitions accretive to earnings; our ability to carry out our restructuring plans and to fully realize the expected cost savings; volatility in energy prices; the adoption of climate change legislation; breaches of our information system security measures; damage to our major information management systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; the effect of tariffs on steel imports; the cost and difficulty associated with integrating and combining the businesses of NCI and Ply Gem; potential write-downs or write-offs, restructuring and impairment or other charges required in connection with the Merger; substantial governance and other rights held by our sponsor investors; the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Sales	$573,634	$488,726	$2,000,577	$1,770,278
Cost of sales	440,353	372,421	1,537,895	1,354,214
Gross profit	133,281	116,305	462,682	416,064
	23.2%	23.8%	23.1%	23.5%

Engineering, selling, general and administrative expenses	78,875	72,671	307,106	293,145
Intangible asset amortization	2,411	2,405	9,648	9,620
Goodwill impairment	—	6,000	—	6,000
Restructuring and impairment charges, net	769	1,710	1,912	5,297
Strategic development and acquisition related costs	11,661	193	17,164	1,971
Loss on disposition of business	—	—	5,673	—
Gain on insurance recovery	—	—	(4,741)	(9,749)
Income from operations	39,565	33,326	125,920	109,780
Interest income	22	74	140	238
Interest expense	(4,895)	(7,161)	(21,808)	(28,899)
Foreign exchange (loss) gain	(152)	(488)	(244)	547
Loss on extinguishment of debt	—	—	(21,875)	—
Other income, net	(110)	427	962	1,472
Income before income taxes	34,430	26,178	83,095	83,138
Provision for income taxes	6,875	8,688	19,989	28,414
	20.0%	33.2%	24.1%	34.2%

Net income	$27,555	$17,490	$63,106	$54,724
Net income allocated to participating securities	(138)	(78)	(412)	(325)
Net income applicable to common shares	$27,417	$17,412	$62,694	$54,399

Income per common share:
Basic	$0.41	$0.25	$0.95	$0.77
Diluted	$0.41	$0.25	$0.94	$0.77

Weighted average number of common shares outstanding:
Basic	66,262	69,629	66,260	70,629
Diluted	66,326	69,741	66,362	70,778

Increase in sales	17.4%	1.8%	13.0%	5.1%

Engineering, selling, general and administrative expenses percentage	13.8%	14.9%	15.4%	16.6%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 28, 2018	October 29, 2017
ASSETS
Cash and cash equivalents	$54,272	$65,658
Restricted cash	245	136
Accounts receivable, net	233,297	199,897
Inventories, net	254,531	198,296
Income taxes receivable	1,012	3,617
Investments in debt and equity securities, at market	5,285	6,481
Prepaid expenses and other	34,821	31,359
Assets held for sale	7,272	5,582
Total current assets	590,735	511,026

Property, plant and equipment, net	236,240	226,995
Goodwill	148,291	148,291
Intangible assets, net	127,529	137,148
Deferred income taxes	982	2,544
Other assets, net	6,598	5,108
Total assets	$1,110,375	$1,031,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$4,150	$—
Note payable	497	440
Accounts payable	170,663	147,772
Accrued compensation and benefits	65,136	59,189
Accrued interest	1,684	6,414
Accrued income taxes	11,685	—
Other accrued expenses	81,884	76,897
Total current liabilities	335,699	290,712

Long-term debt, net of deferred financing costs of $5,699 and $6,857	403,076	387,290
Deferred income taxes	2,250	4,297
Other long-term liabilities	39,085	43,566
Total long-term liabilities	444,411	435,153

Common stock	663	687
Additional paid-in capital	523,788	562,277
Accumulated deficit	(186,291)	(248,046)
Accumulated other comprehensive loss, net	(6,708)	(7,531)
Treasury stock, at cost	(1,187)	(2,140)
Total stockholders’ equity	330,265	305,247

Total liabilities and stockholders’ equity	$1,110,375	$1,031,112

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended
	October 28, 2018	October 29, 2017
Cash flows from operating activities:
Net income	$63,106	$54,724
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	42,325	41,318
Amortization of deferred financing costs	1,501	1,819
Loss on extinguishment of debt	21,875	—
Share-based compensation expense	11,638	10,230
Loss on disposition of business, net	5,092	—
(Gains) losses on assets, net	(502)	1,371
Goodwill impairment	—	6,000
Gain on insurance recovery	(4,741)	(9,749)
Provision for doubtful accounts	(491)	1,948
(Benefit) provision for deferred income taxes	(889)	866
Changes in operating assets and liabilities, net of effect of acquisitions and dispositions:
Accounts receivable	(35,397)	(19,582)
Inventories	(58,534)	(11,473)
Income taxes	2,605	(2,637)
Prepaid expenses and other	(5,479)	(2,271)
Accounts payable	24,465	4,858
Accrued expenses	16,284	(12,320)
Other, net	(395)	(1,228)
Net cash provided by operating activities	82,463	63,874
Cash flows from investing activities:
Capital expenditures	(47,827)	(22,074)
Proceeds from sale of property, plant and equipment	6,338	3,197
Business disposition, net	(1,426)	—
Proceeds from insurance	4,741	8,593
Net cash used in investing activities	(38,174)	(10,284)
Cash flows from financing activities:
(Deposit) refund of restricted cash	(109)	173
Proceeds from stock options exercised	1,279	1,651
Proceeds from ABL facility	100,000	35,000
Payments on ABL facility	(100,000)	(35,000)
Proceeds from term loan	415,000	—
Payments on term loan	(146,221)	(10,180)
Payments on senior notes	(265,470)	—
Payments on note payable	(1,742)	(1,570)
Payments of financing costs	(6,546)	—
Payments related to tax withholding for share-based compensation	(5,068)	(2,389)
Purchases of treasury stock	(46,705)	(41,214)
Net cash used in financing activities	(55,582)	(53,529)
Effect of exchange rate changes on cash and cash equivalents	(93)	194
Net (decrease) increase in cash and cash equivalents	(11,386)	255
Cash and cash equivalents at beginning of period	65,658	65,403
Cash and cash equivalents at end of period	$54,272	$65,658

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND NET INCOME COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net income per diluted common share, GAAP basis	$0.41	$0.25	$0.94	$0.77
Loss on extinguishment of debt	—	—	0.33	—
Loss on disposition of business	—	—	0.08	—
Goodwill impairment	—	0.09	—	0.08
Restructuring and impairment charges, net	0.01	0.02	0.03	0.07
Strategic development and acquisition related costs	0.18	0.00	0.26	0.03
Acceleration of CEO retirement benefits	—	—	0.07	—
Gain on insurance recovery	—	—	(0.07)	(0.14)
Other, net	—	0.00	0.00	0.01
Tax effect of applicable non-GAAP adjustments(1)	(0.05)	(0.04)	(0.19)	(0.02)
Adjusted net income per diluted common share(2)	$0.55	$0.32	$1.45	$0.80

	Fiscal Three Months Ended		Fiscal Year Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net income applicable to common shares, GAAP basis	$27,417	$17,412	$62,694	$54,399
Loss on extinguishment of debt	—	—	21,875	—
Loss on disposition of business	—	—	5,673	—
Goodwill impairment	—	6,000	—	6,000
Restructuring and impairment charges, net	769	1,710	1,912	5,297
Strategic development and acquisition related costs	11,661	193	17,164	1,971
Acceleration of CEO retirement benefits	—	—	4,600	—
Gain on insurance recovery	—	—	(4,741)	(9,749)
Other, net	—	28	(323)	591
Tax effect of applicable non-GAAP adjustments(1)	(3,418)	(3,093)	(12,783)	(1,603)
Adjusted net income applicable to common shares(2)	$36,429	$22,250	$96,071	$56,906

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the combined federal and state applicable statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended					Fiscal Year Ended
	October 28, 2018		October 29, 2017			October 28, 2018		October 29, 2017
		% of Total Sales		% of Total Sales	% Change		% of Total Sales		% of Total Sales	% Change
Total Sales
Engineered Building Systems	$243,997	35	$188,183	32	29.7%	$798,299	33	$693,980	32	15.0%
Metal Components	187,635	27	181,288	30	3.5%	689,344	29	636,661	30	8.3%
Insulated Metal Panels	146,466	21	123,542	21	18.6%	504,413	21	441,404	21	14.3%
Metal Coil Coating	117,323	17	98,550	17	19.0%	417,296	17	368,880	17	13.1%
Total sales	695,421	100	591,563	100	17.6%	2,409,352	100	2,140,925	100	12.5%
Less: Intersegment sales	(121,787)	18	(102,837)	17	18.4%	(408,775)	17	(370,647)	17	10.3%
Total net sales	$573,634	82	$488,726	83	17.4%	$2,000,577	83	$1,770,278	83	13.0%

		% of Sales		% of Sales			% of Sales		% of Sales
External Sales
Engineered Building Systems	$231,315	40	$178,222	36	29.8%	$755,353	38	$659,863	37	14.5%
Metal Components	171,759	30	155,183	32	10.7%	612,645	31	544,669	31	12.5%
Insulated Metal Panels	120,852	21	105,064	22	15.0%	424,762	21	372,304	21	14.1%
Metal Coil Coating	49,708	9	50,257	10	-1.1%	207,817	10	193,442	11	7.4%
Total external sales	$573,634	100	$488,726	100	17.4%	$2,000,577	100	$1,770,278	100	13.0%

Operating Income
Engineered Building Systems	$24,859	10	$13,043	7	90.6%	$66,689	8	$41,388	6	61.1%
Metal Components	19,734	11	23,119	13	-14.6%	87,593	13	78,768	12	11.2%
Insulated Metal Panels	21,025	14	14,895	12	41.2%	47,495	9	47,932	11	-0.9%
Metal Coil Coating	6,962	6	1,419	1	390.6%	28,588	7	21,459	6	33.2%
Corporate	(33,015)	-	(19,150)	-	72.4%	(104,445)	-	(79,767)	-	30.9%
Total operating income	$39,565	7	$33,326	7	18.7%	$125,920	6	$109,780	6	14.7%

Adjusted Operating Income (1)
Engineered Building Systems	$25,256	10	$13,738	7	83.8%	$68,211	9	$45,257	7	50.7%
Metal Components	19,734	11	23,188	13	-14.9%	86,335	13	78,763	12	9.6%
Insulated Metal Panels	21,374	15	15,696	13	36.2%	50,509	10	39,986	9	26.3%
Metal Coil Coating	6,962	6	7,419	8	-6.2%	28,588	7	27,459	7	4.1%
Corporate	(21,331)	-	(18,786)	-	13.5%	(83,115)	-	(77,575)	-	7.1%
Total adjusted operating income	$51,995	9	$41,255	8	26.0%	$150,528	8	$113,890	6	32.2%

Adjusted EBITDA (2)
Engineered Building Systems	$27,422	11	$15,242	8	79.9%	$77,148	10	$54,702	8	41.0%
Metal Components	21,256	11	24,694	14	-13.9%	92,408	13	84,306	13	9.6%
Insulated Metal Panels	26,023	18	20,794	17	25.1%	68,104	14	58,414	13	16.6%
Metal Coil Coating	9,210	8	9,484	10	-2.9%	37,076	9	35,733	10	3.8%
Corporate	(18,097)	-	(16,273)	-	11.2%	(73,125)	-	(65,698)	-	11.3%
Total adjusted EBIDTA	$65,814	11	$53,941	11	22.0%	$201,611	10	$167,457	9	20.4%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

(2)
The Company's Term Loan Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. The Company's Asset-Based Lending facility has substantially the same definition of Adjusted EBITDA. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Fiscal Three Months Ended				Fiscal Year Ended
	January 28, 2018	April 29, 2018	July 29, 2018	October 28, 2018	October 28, 2018
Total Net Sales	421,349	457,069	548,525	573,634	2,000,577

Operating Income, GAAP	12,898	18,956	54,501	39,565	125,920
Restructuring and impairment charges, net	1,094	488	(439)	769	1,912
Strategic development and acquisition related costs	727	1,134	3,642	11,661	17,164
Loss (gain) on disposition of business	—	6,686	(1,013)	—	5,673
Acceleration of CEO retirement benefits	4,600	—	—	—	4,600
Gain on insurance recovery	—	—	(4,741)	—	(4,741)
Adjusted Operating Income	19,319	27,264	51,950	51,995	150,528

Other income and expense	928	(34)	87	(261)	720
Depreciation and amortization	10,358	10,442	10,174	11,351	42,325
Share-based compensation expense	2,270	1,998	1,041	2,729	8,038
Adjusted EBITDA	$32,875	$39,670	$63,252	$65,814	$201,611

Year over year growth, Total Net Sales	7.6%	8.7%	16.9%	17.4%	13.0%
Operating Income Margin	3.1%	4.1%	9.9%	6.9%	6.3%
Adjusted Operating Income Margin	4.6%	6.0%	9.5%	9.1%	7.5%
Adjusted EBITDA Margin	7.8%	8.7%	11.5%	11.5%	10.1%

	Fiscal Three Months Ended				Fiscal Year Ended
	January 29, 2017	April 30, 2017	July 30, 2017	October 29, 2017	October 29, 2017
Total Net Sales	391,703	420,464	469,385	488,726	1,770,278

Operating Income, GAAP	9,886	32,472	34,097	33,325	109,780
Restructuring and impairment charges, net	2,264	315	1,009	1,709	5,297
Strategic development and acquisition related costs	357	124	1,297	193	1,971
Loss on sale of assets and asset recovery	—	137	—	—	137
Gain on insurance recovery	—	(9,601)	(148)	—	(9,749)
Unreimbursed business interruption costs	—	191	235	28	454
Goodwill impairment	—	—	—	6,000	6,000
Adjusted Operating Income	12,507	23,638	36,490	41,255	113,890

Other income and expense	309	449	1,322	(62)	2,018
Depreciation and amortization	10,315	10,062	10,278	10,664	41,319
Share-based compensation expense	3,042	2,820	2,284	2,084	10,230
Adjusted EBITDA	$26,173	$36,969	$50,374	$53,941	$167,457

Operating Income Margin	2.5%	7.7%	7.3%	6.8%	6.2%
Adjusted Operating Income Margin	3.2%	5.6%	7.8%	8.4%	6.4%
Adjusted EBITDA Margin	6.7%	8.8%	10.7%	11.0%	9.5%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Engineered Building Systems

	Fiscal Three Months Ended				Fiscal Year Ended
	January 28, 2018	April 29, 2018	July 29, 2018	October 28, 2018	October 28, 2018
Total Sales	$156,964	$167,240	$230,098	$243,997	$798,299
External Sales	148,288	157,136	218,614	231,315	755,353

Operating Income, GAAP	8,263	9,271	24,296	24,859	66,689
Restructuring and impairment charges, net	1,136	280	(464)	397	1,349
Strategic development and acquisition related costs	173	—	—	—	173
Adjusted Operating Income	9,572	9,551	23,832	25,256	68,211

Other income and expense	733	(88)	(179)	(156)	310
Depreciation and amortization	2,077	2,323	1,905	2,322	8,627
Adjusted EBITDA	$12,382	$11,786	$25,558	$27,422	$77,148

Year over year growth, Total sales	3.8%	2.8%	19.9%	29.7%	15.0%
Year over year growth, External Sales	2.3%	1.7%	20.0%	29.8%	14.5%
Operating Income Margin	5.3%	5.5%	10.6%	10.2%	8.4%
Adjusted Operating Income Margin	6.1%	5.7%	10.4%	10.4%	8.5%
Adjusted EBITDA Margin	7.9%	7.0%	11.1%	11.2%	9.7%

	Fiscal Three Months Ended				Fiscal Year Ended
	January 29, 2017	April 30, 2017	July 30, 2017	October 29, 2017	October 29, 2017
Total Sales	$151,263	$162,624	$191,910	$188,183	$693,980
External Sales	145,021	154,456	182,164	178,222	659,863

Operating Income, GAAP	6,503	6,894	14,948	13,043	41,388
Restructuring and impairment charges, net	1,910	186	941	695	3,732
Loss on sale of assets and asset recovery	—	137	—	—	137
Adjusted Operating Income	8,413	7,217	15,889	13,738	45,257

Other income and expense	(41)	(125)	1,291	(694)	431
Depreciation and amortization	2,276	2,285	2,255	2,198	9,014
Adjusted EBITDA	$10,648	$9,377	$19,435	$15,242	$54,702

Operating Income Margin	4.3%	4.2%	7.8%	6.9%	6.0%
Adjusted Operating Income Margin	5.6%	4.4%	8.3%	7.3%	6.5%
Adjusted EBITDA Margin	7.0%	5.8%	10.1%	8.1%	7.9%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Metal Components

	Fiscal Three Months Ended				Fiscal Year Ended
	January 28, 2018	April 29, 2018	July 29, 2018	October 28, 2018	October 28, 2018
Total Sales	$146,832	$168,456	$186,421	$187,635	$689,344
External Sales	127,528	147,661	165,697	171,759	612,645

Operating Income, GAAP	17,089	22,082	28,688	19,734	87,593
Restructuring and impairment charges, net	(1,403)	120	25	—	(1,258)
Adjusted Operating Income	15,686	22,202	28,713	19,734	86,335

Other income and expense	53	67	54	82	256
Depreciation and amortization	1,576	1,444	1,357	1,440	5,817
Adjusted EBITDA	$17,315	$23,713	$30,124	$21,256	$92,408

Year over year growth, Total sales	9.4%	8.8%	12.1%	3.5%	8.3%
Year over year growth, External Sales	10.4%	10.8%	17.8%	10.7%	12.5%
Operating Income Margin	11.6%	13.1%	15.4%	10.5%	12.7%
Adjusted Operating Income Margin	10.7%	13.2%	15.4%	10.5%	12.5%
Adjusted EBITDA Margin	11.8%	14.1%	16.2%	11.3%	13.4%

	Fiscal Three Months Ended				Fiscal Year Ended
	January 29, 2017	April 30, 2017	July 30, 2017	October 29, 2017	October 29, 2017
Total Sales	$134,173	$154,895	$166,305	$181,288	$636,661
External Sales	115,557	133,290	140,639	155,183	544,669

Operating Income, GAAP	12,376	19,997	23,276	23,119	78,768
Restructuring and impairment charges, net	305	129	60	69	563
Gain on insurance recovery	—	(420)	(148)	—	(568)
Adjusted Operating Income	12,681	19,706	23,188	23,188	78,763

Other income and expense	28	52	55	84	219
Depreciation and amortization	1,334	1,302	1,266	1,422	5,324
Adjusted EBITDA	$14,043	$21,060	$24,509	$24,694	$84,306

Operating Income Margin	9.2%	12.9%	14.0%	12.8%	12.4%
Adjusted Operating Income Margin	9.5%	12.7%	13.9%	12.8%	12.4%
Adjusted EBITDA Margin	10.5%	13.6%	14.7%	13.6%	13.2%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Insulated Metal Panels

	Fiscal Three Months Ended				Fiscal Year Ended
	January 28, 2018	April 29, 2018	July 29, 2018	October 28, 2018	October 28, 2018
Total Sales	$110,794	$113,413	$133,740	$146,466	$504,413
External Sales	97,513	99,792	106,605	120,852	424,762

Operating Income, GAAP	7,071	1,540	17,859	21,025	47,495
Restructuring and impairment charges, net	1,284	88	—	372	1,744
Strategic development and acquisition related costs	300	61	—	(23)	338
Loss (gain) on disposition of business	—	6,686	(1,013)	—	5,673
Gain on insurance recovery	—	—	(4,741)	—	(4,741)
Adjusted Operating Income	8,655	8,375	12,105	21,374	50,509

Other income and expense	(273)	223	(51)	92	(9)
Depreciation and amortization	4,388	4,335	4,324	4,557	17,604
Adjusted EBITDA	$12,770	$12,933	$16,378	$26,023	$68,104

Year over year growth, Total sales	16.4%	10.2%	11.7%	18.6%	14.3%
Year over year growth, External Sales	18.3%	15.0%	8.8%	15.0%	14.1%
Operating Income Margin	6.4%	1.4%	13.4%	14.4%	9.4%
Adjusted Operating Income Margin	7.8%	7.4%	9.1%	14.6%	10.0%
Adjusted EBITDA Margin	11.5%	11.4%	12.2%	17.8%	13.5%

	Fiscal Three Months Ended				Fiscal Year Ended
	January 29, 2017	April 30, 2017	July 30, 2017	October 29, 2017	October 29, 2017
Total Sales	$95,195	$102,937	$119,730	$123,542	$441,404
External Sales	82,441	86,773	98,026	105,064	372,304

Operating Income, GAAP	2,192	19,377	11,468	14,895	47,932
Restructuring and impairment charges, net	—	—	8	683	691
Strategic development and acquisition related costs	—	—	—	90	90
Gain on insurance recovery	—	(9,181)	—	—	(9,181)
Unreimbursed business interruption costs	—	191	235	28	454
Adjusted Operating Income	2,192	10,387	11,711	15,696	39,986

Other income and expense	35	340	(211)	356	520
Depreciation and amortization	4,392	4,258	4,516	4,742	17,908
Adjusted EBITDA	$6,619	$14,985	$16,016	$20,794	$58,414

Operating Income Margin	2.3%	18.8%	9.6%	12.1%	10.9%
Adjusted Operating Income Margin	2.3%	10.1%	9.8%	12.7%	9.1%
Adjusted EBITDA Margin	7.0%	14.6%	13.4%	16.8%	13.2%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Metal Coil Coating

	Fiscal Three Months Ended				Fiscal Year Ended
	January 28, 2018	April 29, 2018	July 29, 2018	October 28, 2018	October 28, 2018
Total Sales	$88,343	$95,190	$116,440	$117,323	$417,296
External Sales	48,020	52,480	57,609	49,708	207,817

Operating Income, GAAP	5,376	7,129	9,121	6,962	28,588
Adjusted Operating Income	5,376	7,129	9,121	6,962	28,588

Depreciation and amortization	2,058	2,085	2,097	2,248	8,488
Adjusted EBITDA	$7,434	$9,214	$11,218	$9,210	$37,076

Year over year growth, Total sales	0.0%	9.8%	22.2%	19.0%	13.1%
Year over year growth, External Sales	(1.4)%	14.2%	18.6%	(1.1)%	7.4%
Operating Income Margin	6.1%	7.5%	7.8%	5.9%	6.9%
Adjusted Operating Income Margin	6.1%	7.5%	7.8%	5.9%	6.9%
Adjusted EBITDA Margin	8.4%	9.7%	9.6%	7.9%	8.9%

	Fiscal Three Months Ended				Fiscal Year Ended
	January 29, 2017	April 30, 2017	July 30, 2017	October 29, 2017	October 29, 2017
Total Sales	$88,340	$86,729	$95,261	$98,550	$368,880
External Sales	48,684	45,945	48,556	50,257	193,442

Operating Income, GAAP	6,706	6,227	7,107	1,419	21,459
Goodwill impairment	—	—	—	6,000	6,000
Adjusted Operating Income	6,706	6,227	7,107	7,419	27,459

Other income and expense	31	—	—	—	31
Depreciation and amortization	2,106	2,009	2,063	2,065	8,243
Adjusted EBITDA	$8,843	$8,236	$9,170	$9,484	$35,733

Operating Income Margin	7.6%	7.2%	7.5%	1.4%	5.8%
Adjusted Operating Income Margin	7.6%	7.2%	7.5%	7.5%	7.4%
Adjusted EBITDA Margin	10.0%	9.5%	9.6%	9.6%	9.7%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Corporate

	Fiscal Three Months Ended				Fiscal Year Ended
	January 28, 2018	April 29, 2018	July 29, 2018	October 28, 2018	October 28, 2018
Operating Loss, GAAP	$(24,901)	$(21,066)	$(25,463)	$(33,015)	$(104,445)
Restructuring and impairment charges, net	77	—	—	—	77
Strategic development and acquisition related costs	254	1,073	3,642	11,684	16,653
Acceleration of CEO retirement benefits	4,600	—	—	—	4,600
Adjusted Operating Loss	(19,970)	(19,993)	(21,821)	(21,331)	(83,115)

Other income and expense	415	(236)	263	(279)	163
Depreciation and amortization	259	255	491	784	1,789
Share-based compensation expense	2,270	1,998	1,041	2,729	8,038
Adjusted EBITDA	$(17,026)	$(17,976)	$(20,026)	$(18,097)	$(73,125)

	Fiscal Three Months Ended				Fiscal Year Ended
	January 29, 2017	April 30, 2017	July 30, 2017	October 29, 2017	October 29, 2017
Operating Loss, GAAP	$(17,891)	$(20,023)	$(22,702)	$(19,151)	$(79,767)
Restructuring and impairment charges, net	49	—	—	262	311
Strategic development and acquisition related costs	357	124	1,297	103	1,881
Adjusted Operating Loss	(17,485)	(19,899)	(21,405)	(18,786)	(77,575)

Other income and expense	256	182	187	192	817
Depreciation and amortization	207	208	178	237	830
Share-based compensation expense	3,042	2,820	2,284	2,084	10,230
Adjusted EBITDA	$(13,980)	$(16,689)	$(18,756)	$(16,273)	$(65,698)

PLY GEM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	For the Three Months Ended
	September 29, 2018	September 30, 2017
Net income (loss)	$(3,242)	$27,534
Interest expense, net	45,331	17,518
Provision for income taxes	13,087	17,659
Depreciation and amortization	37,080	13,237
EBITDA	92,256	75,948
Non cash gain on foreign currency transactions	(612)	(810)
Acquisition costs	8,602	—
Customer inventory buybacks	519	1,089
Restructuring/integration expense	960	134
Non cash charge of purchase price allocated to inventories	—	—
Initial public offering costs	—	—
Litigation - class action charges, net	—	757
Public company costs	—	1,137
Retention expense	316	445
Long term incentive plan compensation	—	1,306
Stock option expense	—	92
Tax receivable agreement liability adjustment	(901)	—
Hurricane freight impact	—	725
Loss on modification or extinguishment of debt	—	—
Adjusted EBITDA	$101,140	$80,823